SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): August 21, 2003



                                   JOULE INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)





                DELAWARE                    1-9477             22-2735672
    -------------------------------      -----------          -------------
    (State or other jurisdiction of      (Commission          (IRS employer
             incorporation)              file number)      identification no.)


  1245 Route 1 South, Edison, New Jersey                           08837
  ----------------------------------------                       ----------
  (Address of principal executive offices)                       (Zip Code)


(732) 548-5444
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(Registrant's telephone number, including area code)

Item 5.           Other Events

On August 21, 2003, JOULE Inc. (the "Company") issued a press release announcing that it had received a non-binding proposal for a going private transaction from a purchaser group consisting of Emanuel N. Logothetis, the founder, Chairman of the Board and Chief Executive Officer of the Company, members of his immediate family and John G. Wellman, Jr., President and Chief Operating Officer of the Company. The proposed transaction would result in the acquisition by a corporation formed by the purchaser group of all of the outstanding shares of Common Stock of the Company not already owned by the members of the purchaser group at a price of $1.35 per share. The purchaser group currently owns approximately 72% of the issued and outstanding Common Stock. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7.           Financial Statements and Exhibits

(c)      Exhibits

         99.1     Press release dated August 21, 2003



                                   SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  August 21, 2003

                                         JOULE INC.



                                         By: /s/ BERNARD G. CLARKIN
                                             -------------------------------
                                             Bernard G. Clarkin,
                                             Vice President and Chief
                                             Financial Officer

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